UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2004
                                                  ----------------

                           EMC INSURANCE GROUP INC.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


            Iowa                          0-10956              42-623455
-------------------------------        ------------       ------------------
(State or other jurisdiction of        (Commission        (I.R.S. Employer
       incorporation)                  File Number)       Identification No.)


 717 Mulberry Street, Des Moines, Iowa                           50309
--------------------------------------                         ---------
(Address of principal executive office)                       (Zip Code)


                                (515) 280-2902
               --------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

On January 23, 2004 EMC Insurance Group Inc. issued the following press release announcing the discontinuance of Nonstandard Risk Automobile Insurance Business:

EMC INSURANCE GROUP INC. ANNOUNCES
DISCONTINUANCE OF NONSTANDARD RISK
AUTOMOBILE INSURANCE BUSINESS


       DES MOINES, Iowa (January 23, 2004) - EMC Insurance Group Inc. (Nasdaq/NM:EMCI) today announced that Farm and City Insurance Company, a wholly-owned subsidiary, will discontinue writing nonstandard risk automobile insurance business and institute non-renewal procedures on all existing business. The effective dates for these actions will be determined by the requirements of the six states in which is conducts business and the terms of the individual policies.

       "Considerable study and evaluation was made before embarking on this course of action," stated Bruce G. Kelley, President and Chief Executive Officer. "Farm and City is not a significant player in the nonstandard risk automobile insurance marketplace and has struggled with increasing competition from both the standard and the nonstandard markets. Management has determined that this line of business does not represent a core competency of our insurance business and therefore could not justify the substantial amount of resources that would be required to improve its operating performance."

       Discontinuing this line of business will not have a material impact on the operations of EMC Insurance Group Inc. Farm and City has been a participant in the EMC Insurance Companies' pooling agreement since 1998 and will continue to participate in the pooling agreement even though it will no longer write any direct business. As a result, the Company's cumulative pool participation percentage will remain at 23.5 percent. In 2003, Farm and City produced approximately $9.8 million of direct premium, of which approximately $2.3 million (23.5 percent) was assumed by the Company's property and casualty insurance subsidiaries. This $2.3 million represents less than 1.0 percent of the Company's projected premium volume for 2003.

       "The impact of this action on Farm and City's 15 employees is certainly a concern to our organization, even though the financial effect is insignificant," stated Bruce G. Kelley. "Every effort will be made to move these employees into other open positions within our organization."

       EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide. For more information, visit our website www.emcinsurance.com.

       The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management's current expectations and actual results of the Company may differ materially from such expectations. The risks and uncertainties that may affect the actual results of the Company include but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; state and federal legislation and regulations; rate competition; changes in interest rates and the performance of financial markets; the adequacy of loss and settlement expense reserves, including asbestos and environmental claims; rate agency actions and other risks and uncertainties inherent to the Company's business.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    EMC INSURANCE GROUP INC.
                                    Registrant



                                    /s/ Bruce G. Kelley
                                    _____________________________
                                    Bruce G. Kelley
                                    President & Chief Executive Officer



                                    /s/ Mark E. Reese
                                    _____________________________
                                    Mark E. Reese
                                    Vice President and
                                    Chief Financial Officer


Date:  January 23, 2004